As filed with the Securities and Exchange Commission on April 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Skyward Specialty Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	14-1957288
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

800 Gessner Road, Suite 600

Houston, Texas 77024

Telephone: (713) 935-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Skyward Specialty Insurance Group, Inc. 2022 Long-Term Incentive Plan

Skyward Specialty Insurance Group, Inc. 2022 Employee Stock Purchase Plan

(Full title of the plans)

Andrew Robinson, Chief Executive Officer

Skyward Specialty Insurance Group, Inc.

800 Gessner Road, Suite 600

Houston, Texas 77024

Telephone: (713) 935-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick O’Malley DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020-1104 (212) 335-4500	Leslie Shaunty Skyward Specialty Insurance Group, Inc. 800 Gessner Road, Suite 600 Houston, Texas 77024 (713) 935-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, this Registration Statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 753,102 shares of the common stock of Skyward Specialty Insurance Group, Inc. (the “Registrant”), par value $0.01 per share (“Common Stock”), issuable under the following employee benefit plans for which a registration statement of the Registrant on Form S-8 (File No. 333-269208) is effective: (i) the 2022 Long-Term Incentive Plan (the “2022 Plan”), added 717,102 shares of Common Stock, which was determined by the Compensation Committee in its discretion, and (ii) the 2022 Employee Stock Purchase Plan (the “ESPP”) added 36,000 shares of Common Stock, which was determined by the Compensation Committee in its discretion.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not filed as part of this Registration Statement pursuant to the instructions to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or to be filed (other than portions of those documents furnished or otherwise not deemed filed) by the Registrant with the Commission are incorporated into this Registration Statement by reference, as of their respective dates:

•	Registration Statement on Form S-8 (File No. 333-269208) as filed with the SEC on January 12, 2023;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on April 1, 2024;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC on May 11, 2023, for the quarter ended June 30, 2023, as filed with the SEC on August 10, 2023, and for the quarter ended September 30, 2023, as filed with the SEC on November 9, 2023;

•	Current Reports on Form 8-K as filed with the SEC on January 18, 2023, April 3, 2023, May 16, 2023, May 30, 2023, August 15, 2023, November 30, 2023 and December 14, 2023 (excluding the information furnished under Items 2.02 and 7.01 thereof);

•	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-41591), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act, on January 12, 2023, including any amendments or reports filed for the purpose of updating such description; and

•	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the documents referred to above.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities then remaining unsold shall be deregistered, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of the filing of such documents.

For purposes of this Registration Statement and the related prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or replaces such statement. Any statement so modified shall not be deemed in its unmodified form to constitute part of this Registration Statement or the related prospectus.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Index

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on January 18, 2023).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the Commission on January 18, 2023).

5.1*	Opinion of DLA Piper LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of DLA Piper LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

99.4	Skyward Specialty Insurance Group, Inc. 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on January 12, 2023).

99.5	Skyward Specialty Insurance Group, Inc. 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on January 12, 2023).

99.6	Form of Restricted Stock Units Agreement and form of notice under the Registrant’s 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.6 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on January 12, 2023).

99.7	Form of Restricted Stock Agreement under the Registrant’s 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.7 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on January 12, 2023).

99.8	Form of Nonstatutory Stock Option Agreement and form of notice under the Registrants 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.8 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on January 12, 2023).

99.9	Form of Incentive Stock Option Agreement and form of notice under the Registrants 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.9 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on January 12, 2023).

99.10	Form of Performance-Based Restricted Stock Units Agreement under the Registrant’s 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 10-K filed with the Commission on March 28, 2023).

99.11	Form of Performance-Based Restricted Stock Units Agreement under the Registrant’s 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 10-K filed with the Commission on March 28, 2023).

99.12	Form of Performance Unit Agreement under the Registrant’s 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 10-K filed with the Commission on March 28, 2023).

99.13	Amended Form of Performance Share (GBVPS) Agreement under the Company’s 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 10-K filed with the Commission on April 1, 2024).

99.14	Amended Form of Performance Share (Executives) Agreement under the Company’s 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.14 to the Registrant’s Form 10-K filed with the Commission on April 1, 2024).

99.15	Amended Form of Performance Share (Others) Agreement under the Company’s 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Form 10-K filed with the Commission on April 1, 2024).

99.16	Amended Form of Performance Cash Units Agreement under the Company’s Long-Term Incentive Plan (incorporated by reference to Exhibit 10.16 to the Registrant’s Form 10-K filed with the Commission on April 1, 2024).

99.17	Amended Form of the Restricted Stock Unit (Executives) Agreement under the Company’s 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.17 to the Registrant’s Form 10-K filed with the Commission on April 1, 2024).

99.18	Amended Form of Restricted Stock Unit (Others) Agreement under the Company’s 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.18 to the Registrant’s Form 10-K filed with the Commission on April 1, 2024).

99.19	Amended Form of Long-Term Performance Cash Plan and Award Letter under the Company’s 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Form 10-K filed with the Commission on April 1, 2024).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on April 5, 2024.

SKYWARD SPECIALTY INSURANCE GROUP, INC.

By	/s/ Andrew Robinson
Andrew Robinson
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Skyward Specialty Insurance Group, Inc. hereby constitutes and appoints Andrew Robinson, Mark Haushill and Leslie Shaunty, and each of them any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement of Skyward Specialty Insurance Group, Inc. on Form S-8, and any other registration statement relating to the same offering (including any registration statement, or amendment thereto, that is to become effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and any and all amendments thereto (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Robinson	Chairman of the Board and Chief Executive Officer	April 5, 2024
Andrew Robinson	(Principal Executive Officer)

/s/ Mark Haushill	Chief Financial Officer	April 5, 2024
Mark Haushill	(Principal Financial Officer and Principal Accounting Officer)

/s/ Gena Ashe	Director	April 5, 2024
Gena Ashe

/s/ Robert Creager	Director	April 5, 2024
Robert Creager

/s/ Marcia Dall	Director	April 5, 2024
Marcia Dall

/s/ James Hays	Director	April 5, 2024
James Hays

/s/ Anthony J. Kuczinski	Director	April 5, 2024
Anthony J. Kuczinski

/s/ Michael Morrissey	Director	April 5, 2024
Michael Morrissey

/s/ Katharine Terry	Director	April 5, 2024
Katharine Terry